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                                                                  EXHIBIT 10.33


Tony L. White                                               Applera Corporation
Chairman and President                                            301 Merritt 7
Chief Executive Officer                                      Norwalk, CT  06851


August 21, 2003


Mr. Dennis L. Winger,
8 Thomas Place
Rowayton, CT 06853

Dear Dennis:

         This will confirm the amendment effective August 21, 2003, to your employment letter dated June 24, 1997, as amended. If you continue to be employed by the Company until your 60th birthday, or if the Company terminates your employment before your 60th birthday without cause, you will be entitled to receive a supplemental benefit at retirement after age 60. This benefit will equal the annual benefit you would receive if you were credited with 10 years of service (in addition to your benefit for actual service) under the Company's Employee Pension Plan and Excess Benefit Plan.

                                  Sincerely,


                                  /s/Tony L. White
                                  Tony L. White




                                                               T (203) 840-2100
                                                               F (203) 840-2150
                                                            whitetl@applera.com